EXHIBIT 10.3

                              ASSIGNMENT AGREEMENT



     THIS ASSIGNMENT AGREEMENT is dated this 18th day of May, 2001 by and between Tarmac Management Ltd. ("Assignor"), a company having an office at 1250 West Hastings Street, Vancouver, British Columbia, Canada V6E 2M4 and Cybergarden Development Inc., ("Assignee"), a corporation whose address is 1710
- 1177 West Hastings Street, Vancouver, B.C.

     WHEREAS, Goldstate Corporation, a Nevada corporation ("Goldstate") is indebted to the Assignor in the aggregate amount of $125,706.17 for (i) certain financial, administrative and managerial services performed by the Assignor pursuant to a consulting and management service agreement between Goldstate and Assignor, and/or (ii) advances provided by the Assignor to Goldstate, and/or
(iii) accrued interest on unpaid amounts due to the Assignor thereunder (the "Debt"); and

     WHEREAS, Goldstate is indebted to the Assignor for repayment of such aggregate amount of $125,706.17; and

     WHEREAS, Goldstate and the Assignor entered into a settlement agreement dated May 18, 2001 (the "Settlement Agreement"), whereby Goldstate agreed to issue to the Assignor 6,285,308 shares of its restricted common stock at $0.02 per share (the "Shares") as full and complete satisfaction of the Debt; and

     WHEREAS, the Assignor and the Assignee acknowledge that the aggregate amount of $2,000.00 is due and owing by the Assignor to the Assignee for services rendered (the "Receivable"); and

     WHEREAS, the Assignor desires to assign to the Assignee certain of its rights, title and interest in the Settlement Agreement and to the Debt, including a portion of its further settlement of the 6,285,308 Shares in the capital of Goldstate; and

     WHEREAS, the Assignee is willing to accept the assignment of certain of the rights, title and interest in the Settlement Agreement and to the Debt, including a proportionate issuance of 100,000 of the 6,285,308 Shares in the capital of Goldstate from the Assignor in exchange for release and settlement of the Receivable in the amount of $2,000.00; and

     WHEREAS, the board of directors of Goldstate pursuant to resolutions dated May 18, 2001 has authorized the execution of the Settlement Agreement and the subsequent issuance of 6,285,308 Shares to Assignor in accordance with the terms of the Settlement Agreement.

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     THEREFORE, the parties to this Assignment Agreement now agree as follows:

     1. The Assignor assigns to Assignee certain of its rights, title and interest in the Settlement Agreement and to the Debt, including certain of its rights to 100,000 of the issuance of 6,285,308 Shares in the capital of Goldstate in exchange for the settlement and release of the Receivable in the amount of $2,000.00.

     2. The Assignor further agrees to direct Goldstate to issue 100,000 Shares of Assignor's 6,285,308 Shares in the capital of Goldstate in the name of the Assignee in accordance with the provisions of this Assignment Agreement.

     3. The Assignee agrees to accept such assignment and expressly assumes and agrees to be bound by the terms of the Settlement Agreement and further agrees to accept the issuance and delivery of 100,000 Shares in the capital of Goldstate in full settlement and satisfaction of the Receivable.

     4. The Assignee further agrees to release and forever discharge the Assignor from any and all causes of action, debts, sums of money, claims and demands whatsoever, in law or in equity, related to the Receivable, which the Assignee now or hereafter can, shall or may have.

     5. The Assignee is aware that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). The Assignee understands that the Shares are being issued in reliance on the exemption from registration provided by Section 4(2) thereunder. The Assignee understands that it may be required to bear the economic risk of this investment for an indefinite period of time because there is currently no trading market for the Shares and the Shares cannot be resold or otherwise transferred unless applicable federal and state securities laws are complied with or exemptions therefrom are available.

     6. The Assignee represents and warrants that the Shares are being acquired solely for the Assignee's own account, for investment purposes only, and not with a view to or in connection with, any resale or distribution. The Assignee understands that the Shares are nontransferable unless the Shares are registered under the Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to Goldstate is delivered to Goldstate to the effect that any proposed disposition of the Shares will not violate the registration requirements of the Securities Act and any applicable state securities laws. The Assignee further understands that Goldstate has no obligations to register the Shares under the Securities Act or to register or qualify the Shares for sale under any state securities laws, or to take any other action, through the establishment of exemption(s) or otherwise, to permit the transfer thereof.

     7. The Assignee has had an opportunity to ask questions of and receive answers from the officers, directors and employees of Goldstate or a person or persons acting on its or their behalf, concerning the financial position of Goldstate.

     8. This Settlement Agreement shall be effective as of May 18, 2001, and shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors.



     The foregoing may be signed in counter parts, each of which so executed shall be deemed to be an original including each such copy sent by facsimile transmission, and such counterparts together shall constitute but one and the same instrument.




                                              TARMAC MANAGEMENT LTD.



                                              By:_____________________________
                                                   President




                                              ________________________________
                                              CYBERGARDENT DEVELOPMENT INC.